PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-92161
                                                                       333-95805




                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

     The  share  amounts   specified  in  the  table  in  the   "Highlights   of
Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:


                                                                             Primary
                                                                 Share       Trading
             Name of Company                     Ticker         Amounts      Market
---------------------------------------------   ----------    -----------  -----------

     Abbott Laboratories                            ABT            14         NYSE
     Allergan, Inc.                                 AGN             1         NYSE
     Andrx Corporation-Andrx Group                  ADRX            2        NASDAQ
     Advanced Medical Optics, Inc.                  AVO         0.222222      NYSE
     Biovail Corporation                            BVF             4         NYSE
     Bristol-Myers Squibb Company                   BMY            18         NYSE
     Eli Lilly & Company                            LLY            10         NYSE
     Forest Laboratories, Inc.                      FRX             4         NYSE
     Hospira, Inc.                                  HSP            1.4        NYSE
     IVAX Corporation                               IVX          2.34375      AMEX
     Johnson & Johnson                              JNJ            26         NYSE
     King Pharmaceuticals, Inc.                      KG           4.25        NYSE
     Medco Health Solutions                         MHS          2.6532       NYSE
     Merck & Co., Inc.                              MRK            22         NYSE
     Mylan Laboratories, Inc.                       MYL           2.25        NYSE
     Pfizer Inc.                                    PFE            58         NYSE
     Schering-Plough Corporation                    SGP            14         NYSE
     Valeant Pharmaceuticals                        VRX             1         NYSE
     Watson Pharmaceuticals, Inc.                   WPI             1         NYSE
     Wyeth                                          WYE            12         NYSE
     Zimmer Holdings, Inc.                          ZMH            1.8        NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.